WATERS INSTRUMENTS, INC.
                              EMPLOYMENT AGREEMENT


         THIS  AGREEMENT is made  effective  July 1,
1995, by and between WATERS
INSTRUMENTS, INC. (the "Company"), a Minnesota corporation, and GERALD W.
GRABOWSKI (the "Executive"), an individual;


                                  WITNESSETH:
         WHEREAS, the Company believes that Executive is valuable to the future growth of the Company and its business and, accordingly, the Company and
Executive  mutually  wish the  Company  to employ
Executive upon the terms and
conditions set forth in this Agreement;

         NOW, THEREFORE, the Company and Executive agree as follows:

         1.  Employment.  The Company  employs
Executive and Executive  accepts
employment as the President and chief executive officer of the Company (the
"Position") upon the terms and conditions set out in this Agreement. Executive will perform service in the Position with all of the rights, duties, powers and fiduciary obligations implied by the titles associated with the Position.
Executive will also have and perform such other powers, responsibilities and duties as are commensurate with the Position and as may be assigned to Executive by the Board of Directors of the Company (the
"Board") from time to time.
Executive will diligently and conscientiously  devote
Executive's  substantially
full time to the performance of Executive's services in the Position.

         The Company will include Executive on the slate of directors that will be submitted by the Company to the shareholders at each annual meeting of the shareholders during the Term (defined below). If elected as a member of the Company's Board, Executive agrees to serve as a director without additional compensation.

        2. Annual Compensation. For Executive's services in the Position,
Executive  will receive an annual base salary (the "Base
Salary") at the rate of
One Hundred Forty Thousand Dollars ($140,000) per year during the period commencing on July 1, 1995, and ending upon the termination of the Term. On each
July 1 after June 30,  1996,  during the Term,
Executive's Base Salary for the
succeeding twelve (12) month period will be increased by the average percentage change in the Consumer Price Index-Seasonally Adjusted
U.S. City Average For All
Items For All Urban Consumers published monthly in the
"Monthly Labor Review" of
the  Bureau  of  Labor  Statistics  of the  United
States Department  of Labor
("CPI-U"), or similar report, for the twelve (12) month period ending in the month of May most recently ended, but in no event will the Base Salary be less than the Base Salary payable during the preceding twelve
(12) month period.  The
Base Salary will be payable in bi-weekly or more frequent installments.

         3. Incentive Compensation. Executive will accrue incentive compensation
("Incentive Compensation") in amounts as determined in accordance with this
Section. For each fiscal year of the Company during the Term, Executive will prepare and submit to the Board, in good faith consultation with the Board, a proposed operating plan or budget which will include a projected amount of income before income taxes and extraordinary item(s) that Executive anticipates the Company will generate during such fiscal year (the
"Performance Period").

         In good faith consultation with Executive, the Board will approve an operating plan or budget (the "Approved Budget") which will include a projected amount of income before income taxes and extraordinary item(s) that the Board anticipates the Company will generate during such Performance Period (the
"Planned Operating Income"). In the absence of an express determination referring to this Section of this Agreement, the Planned Operating income will be the amount of income before income taxes and extraordinary item(s) set out in the first budget for a Performance Period that is approved by the Board.

         Contemporaneous with the Board's adoption of an Approved Budget for a
Performance Period, the Board will in good faith consultation with Executive develop and adopt an incentive compensation plan applicable to such Performance
Period pursuant to which Executive may earn up to fifty percent (50%) of the
Base  Salary  then in  effect  for such  Performance
Period.  The  Company  and
Executive anticipate that the incentive compensation plans are intended to reward Executive for the Company achieving or exceeding, to the extent possible, the Planned Operating Income for the applicable
Performance  Period.  The
incentive compensation plan for the Company's fiscal year ending June 30, 1996, is attached to this Agreement.

         Incentive Compensation that accrues, if any, pursuant to this Section will be paid, subject to other provisions of this Agreement, in a lump sum each August 31 during the Term and the first August 31 following the last Performance
Period if the Term ends. Interest will not accrue on any accrued but unpaid
Incentive Compensation.

        4.  Benefits,  Incentive  Compensation  and
Vacation.  During the Term,
Executive will be eligible to participate in and to be covered by, each life insurance plan, 401(k) plan, disability plan, health/medical insurance plan, incentive compensation plan or other plan effective with respect to executives and officers of the Company in accordance with then current policies of the
Company and the terms of any such plan. To the extent there are any waiting or qualification periods during which Executive may not receive benefits under any disability plan or health/medical insurance plan, the costs of substantially equivalent health/medical insurance benefits will be borne by the Company.

         The Company and Executive understand that the Company will bear all of the costs of health/medical insurance for Executive and Executive's immediate family. An appropriate upward adjustment to Executive's payroll compensation will be made if the Company's health/medical plans require Executive to pay a portion of the costs of health/medical insurance benefits.

         Executive will be entitled to such other benefits and/or perquisites as the Board may determine from time to time. During the Term, Executive will be entitled to such vacations as the Board and Executive may determine from time to time. Executive will accrue credited absence hours
("CASH") at the rate of one
hundred ninety-two (192) hours per year, commencing August 1, 1993 and thereafter as allowed under the Company's Associate
Absence Policy.

         If no part of the  incentive  stock  option
has been  exercised,  the
Executive and Company may separately  agree to cancel
the Incentive Stock Option
Agreement  dated  August 18, 1993,  between  Executive
and Company  under which
Executive may purchase  fifty  thousand  (50,000)
shares of Common Stock of the
Company. Upon such cancellation, the Company agrees to grant to Executive an incentive stock option to purchase fifty thousand
(50,000)  shares of Common
Stock of the Company pursuant to the planned Waters
Instruments, Inc. 1995 Stock
Option Plan at an option price to be determined under the Plan.

         5.  Business  Expenses.  During the Term,  the
Company  will  reimburse
Executive for all ordinary and necessary business expenses incurred by Executive in connection with the business of the Company, including business expenses incurred in connection with Executive's automobile.
Payment or reimbursement to
Executive will be made upon submission by Executive of vouchers, receipts or other evidence of such expenses in a form reasonably satisfactory to the Company and in compliance with applicable requirements of the taxing authorities. The
Company and Executive agree Executive's home is located in metropolitan
Minneapolis and Executive is away from home when he leaves such metropolitan area.

         6.       Term; Termination; Compensation Upon
Termination.

                 (a) The term (the "Term") of
Executive's employment under this
         Agreement will begin on July 1, 1995, and will continue until the Term is terminated by the  termination  of
Executive's employment  only as
     permitted by this Agreement (the "Termination
Date").

                 (b) Executive's employment under this
Agreement will terminate:

                     (1) Upon Executive's death;
                     (2) Upon Executive's resignation;
                     or (3) Upon notice by the Company
                     to
Executive of termination.

                  (c) If Executive's  employment under
this Agreement terminates
         pursuant to Section 6(b)(1) upon  Executive's
death,  then the Company
         will have no  further  obligation  under  this
Agreement  or under any
      applicable  incentive   compensation  plan,
provided,   however,  that
         Executive will be entitled to receive on August 31, in the year immediately following the Performance Period in which Executive's death occurred, Incentive Compensation under Section
3 determined as follows:
         the Incentive Compensation that Executive would have earned had
        Executive's death not occurred will be
determined under Section 3 using
         the Company's actual income before income taxes and extraordinary item(s) (the "Actual Operating Income") for the Performance Period in
         which such death occurred, the result will be divided by the number of months in the Performance Period and then multiplied by the portion of the Performance Period, expressed in months, prior to Executive's death.

                  (d) If Executive's  employment under
this Agreement terminates
         pursuant to Section  6(b)(2)  upon
Executive's resignation,  then the
         Company will have no further obligation under this Agreement or any applicable incentive compensation plan, including no obligation to pay any accrued but unpaid  Incentive
Compensation under Section 3 at any
         time.

                  (e) If Executive's  employment under
this Agreement terminates
         pursuant to Section  6(b)(3) upon notice by the
Company,  the Company's
         only  obligation  under this  Agreement  and
any applicable  incentive
         compensation  plan will be to pay Executive an
amount equal to the Base
         Salary  then in  effect  for one (1)  year  in
twenty-six  (26)  equal
         bi-weekly  installments  beginning on the next
day on which the Company
         makes its regular payroll payments,  and
continue to pay for the twelve
         (12) month period during which such
installments are payable,  the cost
       of all  existing  health/medical  and other
benefit  plans  enjoyed by
         Executive on the effective date of termination
(subject to the terms of
      the plans) or provide substantially the same
benefits if the terms of a
         plan exclude non-employees.  Executive will
also be entitled to receive
         on August 31, in the year immediately
following the Performance Period
         in  which a  termination  occurred  under  this
Subsection,  Incentive
         Compensation  under  Section 3  determined  as
follows:  the  Incentive
      Compensation   that  Executive   would  have
earned  had   Executive's
        employment not been terminated under this Subsection will be determined under Section 3 using the Actual  Operating
Income for the Performance
         Period in which such termination occurred, the result will be divided by the number of months in the  Performance
Period and then multiplied
       by the portion of the Performance Period, expressed in months, that
         Executive was employed by the Company prior to such termination.

         If Executive desires to resign his employment, Executive will give the
Company thirty (30) days prior written notice of the date of termination of the
Term.

         7. Change in Control. A "Change in Control" will be deemed to have occurred when one person or several persons acting in concert, who on July 1,
1995,  did not  beneficially  own more than five percent
(5%) of the  Company's
common stock, become the beneficial owners, directly or indirectly through affiliates, of fifty-one percent (51%) or more of the Company's voting common stock in a transaction or series of transactions.

         A Change in Control will not include a
reorganization, recapitalization
or similar restructuring of the Company initiated by the Company and approved by the Board of Directors of the Company which involves a change in the Company's organizational form and not a substantive change in the ownership of the Company as it existed prior to such reorganization, restructuring or recapitalization.

         If Executive's employment under this Agreement terminates pursuant to
Section  6(b)(3),  within  one (1) year of a Change in
Control,  then upon such
termination in addition to the Company's obligation under Section 6(e), the
Company will pay Executive an additional amount equal to the Base Salary then in effect for one (1) year in twenty-six (26) equal biweekly installments beginning on the next day on which the Company makes its regular payroll payments.

         8. Confidentiality. Executive acknowledges that
during the term of this
Agreement,   Executive  may  acquire  knowledge  of
certain of  the  Company's
confidential   information,   including  without
limitation,   information  not
generally or publicly known and proprietary to the Company about the Company's operations, processes and products, and other information from whatever source that the Company is obligated to retain in confidence or that is identified by the Company as "confidential" or "trade secrets"
("Confidential  Information").
Executive agrees that the Confidential Information is of substantial value in the Company s business and agrees (i) to keep the same confidential, (ii) to not disclose the Confidential Information to any person or entity during or after the term of this Agreement (iii) to not use any Confidential Information in any manner after the end of the Term for whatever reason, and (iv) to return all records of the Confidential Information to the Company upon the end of the Term.
Executive's obligation of non-disclosure pursuant to this Section does not apply to information that is in the public domain through no fault of Executive.

        9. Inventions and  Copyrightable  Works.
Executive
acknowledges  that
during the term of this Agreement, Executive may make discoveries, improvements or conceive of ideas, whether patentable or not, relating directly or indirectly to any of the Company's present or future operations, processes and products, or relating to work performed pursuant to Executive's employment with the Company, or involving the use of any time, material or facility of the Company
("Inventions"). Executive further acknowledges that during the Term, Executive may create subject matter that is copyrightable relating to the Company's business ("Copyrightable Works").

          (a) Inventions and Copyrightable Works are the property of the Company if made or conceived by Executive either solely or jointly with others (i)
     during the Term whether or not during normal working hours and whether on or off the Company s premises; or (ii) within one year after the end of the
   Term if the Inventions or Copyrightable Works relate to products or processes worked upon by Executive during the Term.

          (b)  Executive  agrees to and hereby does
assign to the Company all of
      Executive's rights to those Inventions and Copyrightable Works (including renewal rights to Copyrightable Works) described in Section 9(a) which the
     Company may feel are valuable in its present or future operations, including copyrights (original or renewal) patent applications and patents together with all foreign counterparts, divisions, continuations or continuations-in-part applications and any reissues or extensions thereof
     (pursuant to any international conventions, treaties or otherwise).

          (c)  Executive  agrees to promptly and fully
disclose and describe to
   the Company those Inventions described in Section
9(a).

      (d)  Executive  agrees to  acknowledge  and
deliver  promptly  to the
 Company all information and documents that may be required to obtain and maintain domestic or foreign Letters Patent and/or copyrights for those
    Inventions and Copyrightable Works described in
Section 9(a).

      (e)  Executive  agrees  not to  assert  any
rights in  Inventions  or
 Copyrightable Works through claims of having made or acquired them prior to the date of this Agreement, if the Company supported such Inventions or
     Copyrightable Works with its funds, either directly or indirectly.
          (f)  Executive  agrees to return all records
of those  Inventions  and
     Copyrightable Works described in Section 9(a) to the Company upon the end of the Term.

         10.      Agreement Not to Compete.
                  (a) During the Noncompetition  Period
(defined below),  unless
         the  Company  waives  its  rights  under  this
Section  in  a  writing
         authorized by the Board, Executive will not, directly or indirectly, either for himself or as an owner, partner, shareholder, director, officer, employee, agent or consultant of another, render services or advice to any person or entity who is "in competition with the Company"
        anywhere in the United States. During the Noncompetition Period neither
         Executive or any business with whom Executive may become associated will recruit or solicit for employment any person who is an employee of the Company.

               If  the  Term  ends  because  of
Executive's resignation,  then
          "Noncompetition  Period"  will  mean the Term
plus a period of twelve
          (12)  months  after the end of the Term.  If
the Term ends  because of
          notice   by  the   Company   to   Executive
of termination,   then
          "Noncompetition Period" will mean the Term plus a period of six (6)
          months after the end of the Term.

                  A person or entity will be "in
competition  with the Company"
         only if such person or entity sells products or services that actually compete with the products or services of the Company currently being sold to the Company's then existing customers at the time the Term ends or, as to new products or services known of by Executive during the
       Term, will be first offered for sale to existing or new customers within six (6) months of the end of the Term.

                  Notwithstanding   the   foregoing,
Executive   will  not  be
         prohibited from being employed by a person or entity "in competition with the Company" if Executive's duties with such person or entity during the  Noncompetition  Period are
restricted so that they do not
         involve in any respect products or services that actually compete with the products or services of the Company currently being sold to the
         Company's then existing customers at the time the Term ends or, as to new products or services known of by Executive during the Term, will be first offered for sale to existing or new customers within six (6)
         months of the end of the Term.

                  A  person  or  entity  will  not be
"in competition  with the
         Company" if Executive's only involvement with such person or entity is the purchasing, acquiring or holding of not more than a total of five percent (5%) of the outstanding securities of any publicly held corporation.

                  (b) The Company  will advise
Executive of its decision not to
         waive the rights created under Section 10(a) within ten (10) days after receipt by the Company of written notice from Executive of his intent to voluntarily terminate his employment or at the time his employment is terminated by the Company or the Term ends for any other reason. To compensate Executive in the event of economic hardship resulting from the  restriction on competition  contained in
Section 10(a) the Company
        will, subject to the satisfaction of the conditions stated below, make bi-monthly payments to Executive equal to one twenty-sixth (1/26th) of
         Executive's Base Salary, beginning with the first month following the end of the Term and continuing until the end of the Noncompetition
       Period or the restriction on competition is expressly waived in writing by the Company or one of the conditions described below is no longer met. The bi-weekly payments will be reduced by any bi-weekly amounts of compensation (exclusive of Incentive
Compensation) paid to Executive as
         part of compensation on termination under
Section 6.

                  If the Company  waives the rights
created under Section 10(a)
        after written notice from Executive, as contemplated in the preceding paragraph, such waiver will not affect the Company's obligations to pay
       Executive compensation on termination under

Section 6.

               (c) The  foregoing  compensation
obligation of the  Company  is
          expressly conditioned on the occurrence of each of the following:

                           (1)      Executive  must have
offered a position  of
                                    employment that
would involve a violation of
                                    the restriction
against competition stated
                                    in the first
sentence of Section  10(a) and
                                    pay more than any
employment  available  to
                                    him that would not
involve a  violation  of
                                    such  restriction,
and Executive  must have
                                    given  the   Company
written   notice  and
                                    reasonable  evidence
of those facts, and the
                                    Company  must  have
continued  to refuse to
                                    waive the
restriction;

                           (2)      Executive  must
have
aggressively   sought
                                    employment
consistent with his  education,
                                    abilities,  and
experience  that  would not
                                    involve violation of
the restriction against
                                    competition  stated
in the first sentence of
                                    Section  10(a) and
those efforts  must have
                                    been  unsuccessful
or must have resulted in
                                    his  obtaining
employment  paying  him less
                                    than his Base
Salary;

                           (3)     Executive must have
provided the Company with
                                   a written report of
his aggressive efforts to
                                   find employment and
the result of those
                                   efforts; and

                           (4)      Executive must have
informed any prospective
                                    employer, prior to
accepting employment,  of
                                    the existence of
this Agreement and provided
                                    such prospective
employer with a copy.

         11.      Accounting, Remedies, etc.
                  (a)  If   Executive   is  found,   in
a final   judgment  or
        determination of any court of law having jurisdiction, to have violated any of his covenants or  agreements  under
Section 10, the Company will
         be entitled to an accounting and repayment of all compensation, remuneration or other benefits Executive received pursuant to Section
         10(b) in addition to any injunctive relief or other rights, remedies or damages which the Company is or may be entitled to at law, in equity or under this Agreement.

                  (b)  Executive  and the Company agree
that if any provision of
        Section 10 is held in a final judgment or
determination of any court of
        law or administrative agency of competent
jurisdiction to be overbroad
         or otherwise  unenforceable  in any  respect,
such provision  will be
         deemed to be amended, and will be binding upon
Executive to the maximum
         extent   deemed   reasonable   and
enforceable
by  such   court  or
         administrative agency.

                  (c)  The  Company  will  be  entitled
to injunctive   relief
      (temporary restraining order, preliminary injunction and permanent injunction) in the event of any actual or threatened breach of Section
         10(a) by Executive and the Company will not be required to show actual damages prior to obtaining such relief.

                  (d) If the Company sues  Executive to
enforce  claimed  rights
         under Section 10 and it is finally determined by a non-appealable order that Executive has not breached  Section
10(a), the Company agrees to
         pay the reasonable attorneys fees and other costs and expenses incurred by Executive in defending himself against the Company's claims with respect to such breach.

       12.  Limitation  on  Actions.  Neither  the
Company or  Executive  may
commence any action to enforce any rights arising under this Agreement more than one (1) year after the transaction or occurrence which gave rise to the cause of action.
        13. Indemnity. If they desire to do so, Executive and the Company will enter into an Officers and Directors Indemnification
Agreement  acceptable in
form and substance to both parties.

         14.  Notices.  All notices  required or
permitted under this Agreement
must be in writing and will be deemed to have been duly given upon receipt and will be delivered by hand or sent by registered or certified mail, return receipt requested, postage and fees prepaid and addressed to the Company at its principal office in Rochester, Minnesota and with respect to Executive to such address as appears on the books and records of the Company. The Company and
Executive may change their addresses by a notice in writing which will be effective when actually received by the addressee.

       15.  Entire  Understanding.   This  Agreement
constitutes  the  entire
understanding and agreement between the Company and Executive with regard to the terms of Executive's employment and there are no other agreements, conditions or representations, oral or written, express or implied, with regard to such employment. This Agreement may be amended only in writing executed by both the
Company and Executive. A parties rights under this Agreement may be waived only in a writing executed by the waiving party and such waiver will be effective only with respect to the matters identified in such writing.

         16.  Binding  Effect.  Executive may not assign
Executive's  rights or
obligations under this Agreement. The provisions of this Agreement are binding upon and inure to the benefit of Executive's heirs, legal representatives or administrators. The obligations of Executive with respect to confidential information (Section 8) and Inventions and Copyrightable Works (Section 9) will survive and continue after termination of the Term.

       17. Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Minnesota.

         IN WITNESS  WHEREOF,  the  Company and
Executive have  executed  this
Agreement in the manner appropriate for each as of the date on the first page of this Agreement.

                                                WATERS
INSTRUMENTS, INC.
                                                By
                                                  Its
Chairman of the Board
                                                  of
Directors




                                                GERALD
W. GRABOWSKI